Media & Entertainment Holdings, Inc. Receives Notice from NYSE Alternext US LLC

NEW YORK, Feb. 19 /PRNewswire-FirstCall/ -- Media & Entertainment Holdings, Inc. (the “Company”) (NYSE Alternext US: TVH) announced that on February 14, 2009 the Company received notice from the NYSE Alternext US LLC, which was formerly known as the American Stock Exchange (the “Exchange”), indicating that the Company is below certain of the continued listing standards of the Exchange since the Company has not yet held its 2008 annual meeting of stockholders as set forth in Section 704 of the Exchange’s Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by March 10, 2009 that demonstrates the Company’s ability to regain compliance with Section 704 of the Company Guide by March 10, 2009. If the Company does not submit a plan or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.